UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant  ☐
Filed by a Party other than the Registrant  ☒

Check appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12

Verigy Ltd.
(Name of Registrant as Specified in Its Charter)

Advantest Corporation
(Name of Persons Filing Proxy Statement, if Other than Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

Certain Media Report on Our Acquisition Proposal

On the evening of March 21, 2011 U.S. time (the morning of March 22, 2011 Japan time), a certain media outlet reported on our acquisition proposal to Verigy Ltd., but it did not correctly report what was announced by Advantest Corporation.  Please  refer to our release separately disclosed on the evening of March 21, 2011 U.S. time (the morning of March 22, 2011 Japan Time) for information on Verigy Ltd’s announcement regarding our acquisition proposal.

* * *
This communication does not constitute a solicitation of any vote or approval.  No proxy solicitation has commenced at this time.  In connection with the proposed transaction, if Verigy Ltd. (“Verigy”) enters into the implementation agreement delivered by Advantest Corporation (“Advantest”) to Verigy, Verigy may file a proxy statement with the U.S. Securities and Exchange Commission ("SEC").  Any definitive proxy statement will be mailed to shareholders of Verigy.  Investors and security holders of Verigy are urged to read these and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC through the website maintained by the SEC at http://www.sec.gov.  Investors and security holders will be able to obtain documents filed with the SEC by Advantest through the website maintained by the SEC at http://www.sec.gov or by contacting Yuichi Kurita at Advantest Corporation, Shin-Marunouchi Center Building,1-6-2, Marunouchi, Chiyoda-ku, Tokyo 100-0005, Japan or at (81-3) 3214-7500 or (81-3) 3214-7711.

Each of Advantest and Advantest’s directors and executive officers may be deemed to be participants in the solicitation of proxies by Verigy in connection with the approval by the shareholders of Verigy of an acquisition of Verigy by Advantest.  Information regarding Advantest’s directors and executive officers is available in the Schedule 14A filed with the SEC by Advantest on March 22, 2011.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any proxy statement and other relevant materials to be filed with the SEC when they become available.

The Directors of Advantest (including those who may have delegated detailed supervision of this press release) have taken all reasonable care to ensure that the facts stated and all opinions expressed in this press release are fair and accurate and that no material facts have been omitted from this press release, and they jointly and severally accept responsibility accordingly. Where any information has been extracted from published or otherwise publicly available sources (including without limitation, information relating to Verigy), the sole responsibility of the Directors of Advantest has been to ensure through reasonable enquiries that such information is accurately and correctly extracted from such sources or, as the case may be, accurately reflected or reproduced in this press release.